 News Release

Ashland provides update on final separation of Valvoline Inc.
COVINGTON, KY, April 25, 2017 – Ashland Global Holdings Inc. (NYSE: ASH) announced today that its board of directors has approved the distribution of all of its remaining interest in Valvoline Inc. (“Valvoline”) (NYSE: VVV) to Ashland stockholders and has determined the approximate distribution ratio, record date and distribution date for the final separation.
Subject to the conditions described below, the Ashland board of directors has authorized the distribution to Ashland stockholders of an aggregate of 170,000,000 shares of Valvoline common stock on May 12, 2017, the distribution date, as a pro rata dividend on shares of Ashland common stock outstanding at the close of business on the record date of May 5, 2017. Based on the number of shares of Ashland common stock outstanding as of March 31, 2017, Ashland estimates that each share of Ashland common stock will receive approximately 2.73 shares of Valvoline common stock in the distribution. The actual distribution ratio for the Valvoline common stock to be distributed per share of Ashland common stock will be determined based on the number of shares of Ashland common stock outstanding on the record date.
The Distribution is subject to certain customary conditions, including receipt of a customary tax opinion and confirmation of sufficient capital adequacy and surplus to make the distribution.  Ashland expects all of these conditions to be satisfied on the distribution date.
“Today’s announcement represents the final step in our journey to create two great companies that are positioned for success, with the flexibility, strategic focus and financial resources to generate revenue and earnings growth,” said William A. Wulfsohn, Ashland chairman and chief executive officer. “Valvoline is well on its way toward building the world’s leading engine and automotive maintenance business, while Ashland is squarely focused on positioning itself for profitable growth as a pure-play specialty chemicals company. This is an exciting time for both companies and all of our employees who have worked so hard to prepare for this final separation.”
Fractional shares of Valvoline common stock will not be distributed to Ashland stockholders. Instead, the fractional shares of Valvoline common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in the form of cash payments to Ashland stockholders who would otherwise receive Valvoline fractional shares. The spin-off has been structured to qualify as a tax-free distribution to Ashland stockholders for U.S. federal income tax purposes. Cash received in lieu of fractional shares will, however, be taxable. Ashland stockholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the distribution.
Beginning on May 3, 2017, and continuing through the close of trading on the New York Stock Exchange (the “NYSE”) on May 12, 2017, the distribution date, the following markets will exist in

Ashland and Valvoline common stock (each of which will be traded on the NYSE):
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Ashland common stock “regular way” market (NYSE: ASH): Shares of Ashland common stock that trade in the regular way market will trade with “due bills,” which are entitlements to shares of Valvoline common stock to be distributed pursuant to the distribution. Any holders of shares of Ashland common stock who sell Ashland shares the “regular way” between the record date and the distribution date will also be selling their right to receive Valvoline shares.

•
Ashland common stock “ex-distribution/when issued” market (NYSE: ASH WI): Shares of Ashland common stock that trade in the ex-distribution/when-issued market will trade without an entitlement to shares of Valvoline common stock to be distributed pursuant to the distribution. If you own shares of Ashland common stock on the record date and sell those shares of Ashland common stock in the ex-distribution/when-issued market prior to or on the distribution date, you will still receive the shares of Valvoline common stock that were to be distributed to you in respect of those shares of Ashland common stock.

•
Valvoline common stock “regular way” market (NYSE: VVV): The regular way market is the same market for Valvoline common stock that has been in existence since Valvoline completed its initial public offering of its common stock in September 2016.

•
Valvoline common stock “when-issued” market (NYSE: VVV WI): The when-issued market for Valvoline common stock relates to the shares of Valvoline common stock that will be distributed to Ashland stockholders on the distribution date. Therefore, if you are entitled to receive shares of Valvoline common stock in the distribution, you may trade your entitlement to the shares of Valvoline common stock, without the shares of Ashland common stock you own, in the Valvoline common stock when-issued market.

All trades in the “regular way” markets will settle on the third trading day after the trade date. The due bills will settle on the third trading day after the distribution date. All trades in the “ex-distribution/when-issued” market and “when-issued” market will settle on the fourth trading day after the distribution date, irrespective of the trade date.
Valvoline common stock currently trades on the NYSE under the symbol “VVV.”
The distribution of shares of Valvoline common stock will be made in book entry form, and no physical share certificates of Valvoline will be issued. An information statement describing the distribution will be mailed to Ashland stockholders following the record date. Ashland stockholders will not be required to pay cash or other consideration for the shares of Valvoline common stock to be distributed to them or to surrender or exchange their shares of Ashland common stock to receive the distribution.
BofA Merrill Lynch is acting as financial advisor to Ashland in connection with the spin-off of Valvoline.

About Ashland
 Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. At Ashland, we are 6,000 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Ashland also maintains a controlling interest in Valvoline Inc. (NYSE:

VVV), a premium consumer-branded lubricant supplier. Visit ashland.com to learn more.

C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements include statements relating to the expected completion of the final separation of Valvoline Inc. (“Valvoline”) through the distribution of Valvoline common stock and the potential for the distribution to position Ashland and Valvoline for profitable growth.  In addition, Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the expected completion of the final separation, the strategic and competitive advantages of each company, and future opportunities for each company, as well as the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the possibility that the final separation will not be consummated within the anticipated time period or at all, including as the result of the failure of a condition to the distribution; the potential that Ashland does not realize all of the expected benefits of the separation; Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make, including the proposed acquisition of Pharmachem (including the possibility that Ashland may not complete the proposed acquisition of Pharmachem or Ashland may not realize the anticipated benefits from such transactions); and severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov.  Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise. Information on Ashland’s website is not incorporated into or a part of this news release.

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FOR FURTHER INFORMATION:

Investor Relations:
Seth A. Mrozek
+1 (859) 815-3527
samrozek@ashland.com

Media Relations:
Gary Rhodes
 +1 (859) 815-3047
glrhodes@ashland.com